Ex - 23.1  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                   [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44605 on Form S-8 of our report relating to the Merisel, Inc. 401(k) Retirement Savings Plan, dated June 23, 1998, appearing in this Annual Report on Form 11-K of the Merisel, Inc.
401(k) Retirement Savings Plan for the year ended December 31, 1997.

/s/Deloitte & Touche, LLP
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Deloitte & Touche, LLP

Los Angeles, California

June 29, 1998